As Filed with the Securities and Exchange Commission on June 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PULMATRIX, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	46-1821392
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Pulmatrix, Inc.

945 Concord Street, Suite 1217

Framingham, MA 01701

(888) 355-4440

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Ludlum

Interim Chief Executive Officer

945 Concord Street, Suite 1217

Framingham, MA 01701

(888) 355-4440

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Alla Digilova, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

(212) 659-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 4, 2026

PROSPECTUS

490,910 Shares of Common Stock

(and including up to 36,364 Dividend Shares)

This prospectus relates to the resale by the selling stockholder named in this prospectus from time to time of up to an aggregate of 454,546 shares of our common stock, par value $0.0001 per share (the “Common Stock”), issuable upon (i) the conversion of shares of our newly designated Series B Convertible Preferred Stock (the “Preferred Shares”) and (ii) the issuance of Common Stock as dividends to the holders of the Preferred Shares (the “Dividend Shares”). The 490,910 shares of Common Stock issuable upon conversion of the Preferred Shares and issuance of the Dividend Shares, are comprised of (A) shares of Common Stock underlying 1,000 Preferred Shares, which are convertible into an aggregate of 454,546 Conversion Shares (as defined below) at a conversion price of $2.20 and a stated value of $1,000 per share and (B) 36,364 shares of Common Stock issuable as Dividend Shares to the holders of the Preferred Shares at a rate of 8% per annum on the stated value of the Preferred Shares over a term of one year. Subject to the terms of the Certificate of Designations (as defined herein), dividends on the Preferred Shares shall be calculated on the basis of a 365-day year and shall accrue daily commencing on the Original Issue Date (as defined in the Certificate of Designations, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends, and are payable on each conversion date in shares of Common Stock.

The Preferred Shares were acquired by the selling stockholder under the Securities Purchase Agreement (the “Purchase Agreement”), dated March 26, 2026, by and between the Company and the investor party thereto (the “Investor”). The shares of Common Stock issuable upon the conversion of the Preferred Shares are herein referred to as “Conversion Shares.”

The Conversion Shares were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder.

We are registering the resale of the Conversion covered by this prospectus as required by the Purchase Agreement. We are also registering the resale of the Dividend Shares. The selling stockholder will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

The issuance of the shares of Common Stock covered by this prospectus could cause substantial dilution to our existing stockholders. The number of shares covered by this prospectus represents approximately 13% of the number of shares of Common Stock issued and outstanding as of the date of this prospectus. The actual number of shares of Common Stock that we issue to the selling stockholder may be less than the aggregate number of shares covered by this prospectus. Please refer to risk factor entitled “The issuance of the shares of Common Stock covered by this prospectus could significantly increase the total number of shares of Common Stock issued and outstanding and thereby cause our existing stockholders to experience substantial dilution” on page 5 of this prospectus. For additional information on the terms of the Preferred Shares, including those terms which may affect the number of Conversion Shares and Dividend Shares that will be issued to the holders of the Preferred Shares, you should refer to the section of this prospectus entitled “Prospectus Summary—Private Placement of Series B Convertible Preferred Stock.”

Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of such shares of Common Stock. The selling stockholder named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of Common Stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholder, you should refer to the section of this prospectus entitled “Plan of Distribution.”

Any shares of Common Stock subject to resale hereunder will have been issued by us and acquired by the selling stockholder prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the Common Stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the Common Stock. The selling stockholder will bear all commissions and discounts, if any, attributable to their respective sales of the Common Stock.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PULM.” On June 3, 2026, the last reported sales price for our Common Stock was $1.29 per share.

Investment in our Common Stock involves risk. See “Risk Factors” contained in this prospectus and beginning on page 5, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                , 2026.

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About this Prospectus

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of Common Stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholder has not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 5 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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Prospectus Summary

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “Pulmatrix,” the “Company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to Pulmatrix, Inc. and its consolidated subsidiaries.

Overview

We are a biopharmaceutical company that has focused on the development of novel inhaled therapeutic products intended to prevent and treat migraine and respiratory diseases with important unmet medical needs using our patented iSPERSE™ technology. Our proprietary product pipeline includes treatments for central nervous system (“CNS”) disorders such as acute migraine and serious lung diseases such as Chronic Obstructive Pulmonary Disease (“COPD”) and allergic bronchopulmonary aspergillosis (“ABPA”). Our product candidates are based on our proprietary engineered dry powder delivery platform, iSPERSE™, which seeks to improve therapeutic delivery to the lungs by optimizing pharmacokinetics and reducing systemic side effects to improve patient outcomes.

We design and develop inhaled therapeutic products based on our proprietary dry powder delivery technology, iSPERSE™, which enables delivery of small or large molecule drugs to the lungs by inhalation for local or systemic applications. The iSPERSE™ powders are engineered to be small, dense particles with highly efficient dispersibility and delivery to airways. iSPERSE™ powders can be used with an array of dry powder inhaler technologies and can be formulated with a broad range of drug substances including small molecules and biologics. We believe the iSPERSE™ dry powder technology offers enhanced drug loading and delivery efficiency that outperforms traditional lactose-blend inhaled dry powder therapies.

We were incorporated in 2013 as a Delaware corporation.

Private Placement of Series B Convertible Preferred Stock

On March 26, 2026, we entered into the Purchase Agreement with the Investor, an affiliate of Eos (as defined below), pursuant to which we issued and sold in a private placement (the “Private Placement”) an aggregate of 1,000 shares of the Company’s newly-designated Series B Convertible Preferred Stock, par value $0.0001 per share, stated value $1,000 per share, and initially convertible into up to 454,546 Conversion Shares at a conversion price of $2.20 per share (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like (subject to certain exceptions). Each Preferred Share was sold at an offering price of $1,000. The Private Placement closed on April 16, 2026 (the “Closing Date”).

The terms of the Preferred Shares are as set forth in the Certificate of Designations of the Series B Convertible Preferred Stock of Pulmatrix, Inc. (the “Certificate of Designations”), which was filed and became effective with the Secretary of State of the State of Delaware on March 26, 2026, prior to the closing of the Private Placement. Additionally, pursuant to the terms of the Purchase Agreement, we agreed to file as soon as reasonably practicable, and in any event, 60 days following the Closing Date, a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares.

The Private Placement was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the investors in the Private Placement has represented to us that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Preferred Shares were offered without any general solicitation by us or our representatives.

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Voting Agreement

In connection with the Private Placement, we and the Investor entered into a voting agreement (the “Voting Agreement”), pursuant to which the Investor has agreed to vote, at any of our annual or special meetings called with respect to matters the Board of Directors has recommended our stockholders vote in favor of, including but not limited to, any matters as related to those certain proposals to be put forth at the stockholder meeting in connection with the Merger pursuant to the terms of the Merger Agreement (each as defined below), and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of our stockholders with respect to such matter, to vote or cause the holder of record to vote its shares of Series B Preferred Stock, or any shares of Common Stock, in favor of providing the requisite stockholder approval. Additionally, pursuant to the terms of the Voting Agreement, the Investor has agreed that for a period commencing upon the execution of the Purchase Agreement and ending at the date of termination of the Voting Agreement, the Investor will not, directly or indirectly transfer, sell, offer, exchange, assign, pledge, convey any legal or beneficial ownership interest in or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer), or encumber any of the shares of our Series B Preferred Stock or Common Stock, or enter into any contract, option, or other agreement with respect to, or consent to, a transfer of, any such shares or the Investor’s voting or economic interest.

Series B Convertible Preferred Stock

The Preferred Shares are convertible into the shares of Common Stock at the election of the holders of the Preferred Shares (the “Holders”) at any time at the Conversion Price of $2.20 per share. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like (subject to certain exceptions).

Dividends. Holders of the Preferred Shares shall be entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 8% per annum, payable on each Conversion Date (with respect only to Preferred Shares being converted) in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Conversion Price then in effect in accordance with the terms of the Certificate of Designations.

Voting. The Holders are entitled to vote upon, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock as a single class. Subject to the provisions of the Certificate of Designations, each Preferred share shall entitle the holder thereof to cast that number of votes per Preferred Share as is equal to the stated value of the Series B Preferred Stock, divided by the Conversion Price, and subject to adjustments for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions. As long as any shares of Series B Preferred Stock are outstanding, we shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designations, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series B Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Optional and Automatic Conversion. Each Preferred Share, plus accrued and unpaid dividend thereon, shall be convertible, at any time and from time to time from and after the date that is 90 days following the initial date of issuance (the “Original Issuance Date”), into that number of shares of Pulmatrix common stock, subject to certain beneficial ownership limitations. Effective as of 5:00 p.m. Eastern time on the fifth business day after the date that is the earlier of (i) the one year anniversary from the Original Issuance Date (ii) the closing date of the proposed merger (the “Merger”) by and among us, PUOS Merger Sub, Inc. and Eos SENOLYTIX, Inc. (“Eos”), pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of March 26, 2026 (the “Merger Agreement”), each share of Series B Preferred Stock then outstanding shall automatically convert into a number of shares of Common Stock equal to the Conversion Ratio (as defined in the Certificate of Designations), subject to certain beneficial ownership limitations.

Corporate Information

We were incorporated in 2013 as a Delaware corporation. Our Common Stock is listed on Nasdaq under the trading symbol “PULM.” We are a virtual company and do not lease or own any physical space. We maintain a mailing address at 945 Concord Street, Suite 1217, Framingham, Massachusetts 01701. Our telephone number is (888) 355-4440 and our website address is www.pulmatrix.com. Through our website, we will make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not and shall not be deemed to be a part of this prospectus.

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The Offering

Common Stock to be Offered by the Selling Stockholder

Up to an aggregate of 454,546 shares of Common Stock, which are issuable to such selling stockholder pursuant to the terms of the Certificate of Designations and which includes 36,364 Dividend Shares.

The terms of the Purchase Agreement require us to register the Conversion Shares issuable upon conversion of the Preferred Shares within 60 days following the Closing Date.

We are also registering up to 36,364 Dividend Shares in connection with the payments of dividends in the form of shares of Common Stock to the holders of the Preferred Shares.

Use of Proceeds	We will not receive any proceeds from the sale of the Conversion Shares by the selling stockholder.

Plan of Distribution

The selling stockholder named in this prospectus, or its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of Common Stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder may also resell the shares of Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

Pursuant to the terms of the Voting Agreement, the selling stockholder has agreed that for a period commencing upon the execution of the Purchase Agreement and ending at the date of termination of the Voting Agreement, the selling stockholder will not, directly or indirectly transfer, sell, offer, exchange, assign, pledge, convey any legal or beneficial ownership interest in or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer), or encumber any of the shares of Series B Preferred Stock or shares of Common Stock, or enter into any contract, option, or other agreement with respect to, or consent to, a transfer of, any such shares or the selling stockholder’s voting or economic interest.

See “Plan of Distribution” beginning on page 10 of this prospectus for additional information on the methods of sale that may be used by the selling stockholder.

Nasdaq Capital Market Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “PULM.”

Risk Factors	Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page 5 of this prospectus and the documents incorporated by reference in this prospectus.

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Risk Factors

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before making a decision about investing in our securities. The risks and uncertainties discussed below and in the documents incorporated by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our Common Stock could decline and you could lose part or all of your investment.

Risks Related to this Offering and Our Common Stock

The issuance of the shares of Common Stock covered by this prospectus could significantly increase the total number of shares of Common Stock issued and outstanding and thereby cause our existing stockholders to experience substantial dilution.

The shares of Common Stock being offered pursuant to this prospectus represent Conversion Shares issuable upon the conversion of our Preferred Shares. As of May 27, 2026, there were 3,652,285 shares of Common Stock issued and outstanding (prior to any deemed issuance of any Conversion Shares or Dividend Shares). If we issue the maximum number of Conversion Shares that are being registered hereunder, the number of shares of Common Stock issued and outstanding after such issuance would represent approximately 13% of the number of shares of Common Stock issued and outstanding as of the date of this prospectus. As a result, an existing stockholder’s proportionate interest in us will be substantially diluted. The actual number of shares of Common Stock that we issue to the selling stockholder may be less than the aggregate number of shares covered by this prospectus.

The Certificate of Designations provides for the payment of dividends in shares of our Common Stock, which will require us to have shares of Common Stock available to pay the dividends.

Each share of the Preferred Shares is entitled to receive cumulative dividends at the rate per share of 8% per annum of the stated value per share, payable on each Conversion Date. As such, we will have to rely on having available shares of Common Stock to pay such dividends, which may result in dilution to our shareholders. If we do not have such available shares, we may not be able to satisfy our dividend obligations.

Substantial future sales or other issuances of our Common Stock could depress the market for our Common Stock.

Sales of a substantial number of shares of our Common Stock and any future sales of a substantial number of shares of Common Stock in the public market, including the issuance of shares or any shares issuable upon conversion of the Preferred Shares, or the perception by the market that those sales could occur, could cause the market price of our Common Stock to decline or could make it more difficult for us to raise funds through the sale of equity and equity-related securities in the future at a time and price that our management deems acceptable, or at all. The issuance the shares of Common Stock upon conversion of the Preferred Shares and the issuance of the Dividend Shares, for example, is likely to further depress the price of our Common Stock.

In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or Common Stock, which could also depress the market for our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock prices that may not be the same as the price per share paid by the investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock or securities convertible into shares of Common Stock in future transactions may be higher or lower than the price per share paid to the selling stockholder. Our stockholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of shares of Common Stock under our stock incentive programs.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

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Special Note Regarding Forward-Looking Statements

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included or incorporated by reference in this prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any applicable prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus as well as all of the forward-looking statements incorporated by reference to our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

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Use of Proceeds

All shares of our Common Stock offered by this prospectus are being registered for the account(s) of the selling stockholder and we will not receive any proceeds from the sale of these shares.

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Selling Stockholder

Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes the selling stockholder listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the selling stockholder or its successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 490,910 shares of our Common Stock, which includes up to 36,364 shares of Common Stock issuable as Dividend Shares.

The Common Stock being offered by the selling stockholder are those shares issuable to the selling stockholder upon conversion of the Preferred Shares and issuance of the Dividend Shares. For additional information regarding the issuance of the Preferred Shares, see “Private Placement of Series B Convertible Preferred Stock,” above. We are registering the Conversion Shares and Dividend Shares in order to permit the selling stockholder to offer the shares for resale from time to time. The selling stockholder may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Relationships with the Selling Stockholder

Except for the ownership of the Preferred Shares issued pursuant to the Purchase Agreement and, except as disclosed in our periodic reports and current reports filed with the SEC from time to time, the selling stockholder has not had any material relationship with us within the past three years.

Information About Selling Stockholder Offering

The table below lists the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of Common Stock held by the selling stockholder. The second column (titled “Number of Shares of Common Stock Owned Prior to Offering”) lists the number of shares of Common Stock beneficially owned by the selling stockholder, based on its respective ownership of shares of Common Stock, Preferred Shares and Warrants as of May 27, 2026, assuming conversion of the Preferred Shares held by each such selling stockholder on that date, and taking account of any beneficial ownership limitations on conversion and exercise set forth therein.

The third column (titled “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus”) lists the shares of Common Stock being offered by this prospectus by the selling stockholder at the Conversion Price of the Preferred Shares, and does not take in account any beneficial ownership limitations on conversion of the Preferred Shares as set forth in the Certificate of Designations.

The fourth and fifth columns (titled “Number of Shares of Common Stock Owned After Offering” and “Percentage of Common Stock Owned After Offering”, respectively), assume the conversion of the Preferred Shares at the Conversion Price and the sale of all of the shares offered by the selling stockholder pursuant to this prospectus, including the Dividend Shares apportioned to the selling stockholder based on the number of Preferred Shares held by the selling stockholder.

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Under the terms of the Certificate of Designations, a selling stockholder may not convert the Preferred Shares to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our shares of Common Stock which would exceed 9.99%, of the outstanding shares of the Company. The number of shares in the second column (“Number of Shares of Common Stock Owned Prior to Offering”), reflects these limitations. The number of shares in the third column (“Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus”) does not take into account any limitations on the conversion of the Preferred Shares. The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Shares of Common Stock Beneficially Owned Before Offering(1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (2)		Shares of Common Stock Beneficially Owned After Offering
Selling Stockholder	Number	Percentage	Offered		Number	Percentage
RCM Eos PIPE HOLDINGS, LLC (3)	365,228	9.99%	490,910	(4)	0	0.00%

* Less than 1%

(1)	This table and the information in the notes below are based upon information available to the Company and upon 3,652,285 shares of Common Stock issued and outstanding as of May 27, 2026 (prior to any deemed issuance of any Conversion Shares). Except as expressly noted in the footnotes below, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. The amounts set forth in this column reflect the application of various limitations on the issuance of Conversion Shares in the Certificate of Designations, including certain beneficial ownership limitations and limitations under the rules or regulations of Nasdaq.

(2)	Shares of Common Stock to be sold pursuant to this prospectus represent the number of shares of Common Stock that may be issued, in the aggregate, upon conversion of any Preferred Shares beneficially owned by the selling stockholder without taking in account any limitations on beneficial limitation as related to the conversion of the Preferred Shares as set forth in the Certificate of Designations.

The number of shares of Common Stock in this column additionally includes up to an aggregate of 36,364 Dividend Shares issuable as dividends to the holder of the Preferred Shares.

(3)	The shares are held directly by RCM Eos PIPE HOLDINGS, LLC, a limited liability company (“RCM”). Rapha Capital Management LLC is RCM’s manager. Kevin Slawin, M.D. has voting control and investment discretion over securities held by RCM. As such, Dr. Slawin may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the securities held by RCM. Dr. Slawin disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. RCM’s address is 2710 Reed Road, Suite 160, Houston, Texas 77051.

Shares of Common Stock to be sold pursuant to this prospectus represent the number of shares of Common Stock that may be issued, in the aggregate, upon conversion of any Preferred Shares beneficially owned by the selling stockholder.

(4)	Consists of (i) 454,546 Conversion Shares converted at the Conversion Price and (ii) 36,364 Dividend Shares.

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Plan of Distribution

We are registering the shares of Common Stock issuable upon conversion of the Preferred Shares to permit the resale of these shares of Common Stock by the holders of the Preferred Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law

The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

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In addition, the selling stockholder may transfer the securities by other means not described in this prospectus. If the selling stockholder effects such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the securities or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling stockholder may also sell securities short and deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge securities to broker-dealers that in turn may sell such securities.

The selling stockholder may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of securities by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to such securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We will pay all expenses of the registration of the securities pursuant to the Purchase Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act in accordance with the Purchase Agreements or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

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Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

Experts

The consolidated financial statements of Pulmatrix, Inc. as of December 31, 2025, and for the year then ended, incorporated in this registration statement and accompanying prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as set forth in their report thereon, and have been so incorporated in reliance upon the report of such firm given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Pulmatrix, Inc. as of December 31, 2024, and for the year then ended, incorporated in this registration statement and accompanying prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, and have been so incorporated in reliance upon the report of such firm given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.pulmatrix.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

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Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026;

●	our Current Reports on Form 8-K filed with the SEC on March 2, 2026, and March 27, 2026; and

●	the description of our securities contained in Exhibit 4.21 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 29, 2022, including any amendments thereto or reports filed for the purposes of updating this description.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Pulmatrix, Inc.

945 Concord Street, Suite 1217

Framingham, MA 01701

(888) 355-4440

You may also access the documents incorporated by reference in this prospectus through our website at www.pulmatrix.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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490,910 Shares of Common Stock

(and including up to 36,364 Dividend Shares)

COMMON STOCK

PROSPECTUS

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Part II:

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the Securities and Exchange Commission registration fee, all the amounts shown are estimates.

Securities and Exchange Commission Registration Fee	$91.18
Printing and engraving costs	-
Legal fees and expenses	50,000.00
Accounting fees and expenses	24,000.00
Miscellaneous Fees and Expenses	-
Total	$74,091.18

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

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Item 16. Exhibits

Exhibit Number	Exhibit Description

2.1+	Agreement and Plan of Merger and Reorganization, dated as of March 26, 2026, by and among Pulmatrix, Inc., PUOS Merger Sub, Inc., and Eos SENOLYTIX, Inc. (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on March 27, 2026).

3.1	Amended and Restated Certificate of Incorporation of Pulmatrix, Inc., as amended through June 15, 2015 (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2015).

3.2	Restated Bylaws of Pulmatrix, Inc., as amended through June 15, 2015 (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2015).

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Pulmatrix, Inc., dated as of June 5, 2018 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 7, 2018).

3.4	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K/A filed with the SEC on December 17, 2021).

3.5	Certificate of Correction to the Certificate of Designation, filed December 16, 2021 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K/A filed with the SEC on December 17, 2021).

3.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Pulmatrix, Inc., dated as of February 5, 2019 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on February 6, 2019).

3.7	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Pulmatrix, Inc., dated as of February 28, 2022 (incorporated by reference to Exhibit 3.7 to our Annual Report on Form 10-K filed with the SEC on March 29, 2022).

3.8	Amendment to the Restated Bylaws of Pulmatrix Inc., dated as of April 28, 2022 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on April 29, 2022).

3.9

Amendment No. 2 to the Restated Bylaws of Pulmatrix, Inc., dated as of February 11, 2025 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on February 14, 2025).

3.10	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, filed on March 26, 2026 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on March 27, 2026).

4.1	Form of Specimen Stock Certificate (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on June 16, 2015).

4.2	Form of Warrant Dated July 9, 2020 (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on July 9, 2020).

4.3	Form of Common Stock Purchase Warrant, dated December 17, 2021 (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on December 15, 2021).

4.4	Form of Placement Agent Warrant dated December 17, 2021 (incorporated by reference from Exhibit 4.2 to our Quarterly Report on Form 10-Q filed with the SEC on December 15, 2021).

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4.5	Form of Placement Agent Warrant dated February 16, 2021 (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on February 16, 2021).

10.1	Form of Securities Purchase Agreement, dated as of March 26, 2026, by and between the Company and the investor named therein (incorporated by reference from Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on March 27, 2026).

10.2	Form of Voting Agreement, dated as of March 26, 2026, by and between the Company and the holder named therein. (incorporated by reference from Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on March 27, 2026).

5.1*	Opinion of Haynes and Boone, LLP.

23.1*	Consent of CBIZ CPAs, P.C.

23.2*	Consent of Marcum LLP.

23.3*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page attached hereto).

107*	Filing Fee Table.

* +

Filed herewith.

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10 (a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, State of Massachusetts, on June 4, 2026.

PULMATRIX, INC.

By:	/s/ Peter Ludlum
Name:	Peter Ludlum
Title:	Interim Chief Executive Officer and Interim Chief Financial Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter Ludlum, severally, acting alone and without the other, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter Ludlum	Interim Chief Executive Officer and Interim Chief Financial Officer	June 4, 2026
Peter Ludlum	(Principal Executive, Financial and Accounting Officer)

/s/ Michael J. Higgins	Chairman of the Board of Directors	June 4, 2026
Michael J. Higgins

/s/ Richard Batycky, Ph.D.	Director	June 4, 2026
Richard Batycky, Ph.D.

/s/ Todd Bazemore	Director	June 4, 2026
Todd Bazemore

/s/ Christopher Cabell, M.D.	Director	June 4, 2026
Christopher Cabell, M.D.

/s/ Anand Varadan	Director	June 4, 2026
Anand Varadan

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